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                                                                       EXHIBIT 1

                           NEWMONT MINING CORPORATION

                               Equity Securities

                             Underwriting Agreement

                                                             _____________, ____

Dear Sirs:

                 1. Introductory. Newmont Mining Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time (i) shares of common stock of the Company (the "Common Shares"), (ii) shares of a series of preferred stock of the Company (the "Preferred Shares") which may be convertible into Common Shares, (iii) depositary shares (the "Depositary Shares") which will represent a fraction of a Preferred Share or (iv) warrants to purchase Common Shares (the "Warrants") which may be sold separately or together with Common Shares. The Common Shares, the Preferred Shares, the Depositary Shares and the Warrants are hereinafter referred to as the "Securities". The Securities are registered under the registration statement referred to in Section 2(a).

                 Particular issuances or series of the Securities will be sold pursuant to a Terms Agreement referred to in Section 3 in the form of Annex I attached hereto, for resale in accordance with the terms of offering determined at the time of sale. Under such Terms Agreement, subject to the terms and conditions hereof, the Company will agree to issue and sell, and the firm or firms specified therein (the "Underwriters") will agree to purchase, the amount of Securities specified therein (the "Firm Securities"). In such Terms Agreement, the Company also may grant to such Underwriters, subject to the terms and conditions set forth therein, an option to purchase additional Securities in an amount not to exceed the amount specified in such Terms Agreement (such additional Securities are hereinafter referred to as the "Option Securities"). The Firm Securities and the Option Securities are hereinafter collectively referred to as the "Offered Securities".

                 The representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Section 5(c) and the second sentence of Section 3) shall mean the Underwriters.

                 Each Common Share issued pursuant to a Terms Agreement referred to in Section 3, upon conversion of Preferred Shares or Depositary Shares or upon exercise of a Warrant will include one preferred share purchase right (the "Junior Preferred Rights") entitling the holder thereof to purchase, under certain circumstances, one five-hundredth of a share of Series A Junior Participating Preferred Stock, par value $5.00 per share, of the Company, subject to adjustment. The Junior Preferred Rights are to be issued pursuant to a Rights Agreement dated as of August 30, 1990, as amended, between the Company and Chemical Bank, as rights agent.
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                 Preferred Shares issued pursuant to the Terms Agreement
referred to in Section 3 will be issued in accordance with a Certificate of Designations as specified in such Terms Agreement (the "Certificate of Designations"). Depositary Shares issued pursuant to the Terms Agreement referred to in Section 3 will be issued under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company as specified in such Terms Agreement (the "Depositary"). Warrants issued pursuant to the Terms Agreement referred to in Section 3 will be issued under a Warrant Agreement (the "Warrant Agreement") between a bank or trust company selected by the Company as specified in such Terms Agreement (the "Warrant Agent").

                 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

                 (a) A registration statement (No. 333-____), including a prospectus relating to the Securities, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") of the Rules and Regulations of the Commission (the "Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".

                 (b) On the effective date of the registration statement relating to the Securities, such registration statement conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that the foregoing representations do not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter specifically for use therein.

                 (c) Each document filed by the Company pursuant to the Exchange Act which is incorporated by reference in the Prospectus complied when so filed in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus (other than documents incorporated by reference therein relating solely to securities other than the Offered Securities) will comply



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         when so filed in all material respects with the Exchange Act and the rules and regulations thereunder.

                 3. Purchase and Offering of Firm Securities. The obligation of the Company to issue and sell any Firm Securities, the obligation of the Underwriters to purchase the Firm Securities, and, if applicable, the Company's granting to the Underwriters of an option to purchase any Option Securities, will be set forth in a Terms Agreement (the "Terms Agreement") which shall be in the form of an executed writing (which may be handwritten), and may be evidenced by an exchange of telegraphic or any other rapid transmission device designed to produce a written record of communications transmitted at the time the Company determines to sell the Firm Securities.
The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the following: the firm or firms which will be Underwriters; the names of any Representatives; the aggregate amount of the Firm Securities, and, if applicable, the Option Securities; the terms of any option granted by the Company to the Underwriters to purchase Option Securities; the amount of Firm Securities to be purchased by each Underwriter; the initial public offering price of the Offered Securities; the purchase price to be paid by the Underwriters; and, if the Offered Securities are Preferred Shares, Depositary Shares or Warrants, the terms thereof including, but not limited to, in the case of Preferred Shares (including those represented by Depositary Shares), the designation thereof, the dividend rate (or method of calculation), the dates on which dividends will be payable, whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate, any redemption or sinking fund provisions, and the terms of conversion, if any, and, in the case of Depositary Shares, the fraction of the relevant Preferred Share represented thereby and, in the case of Warrants, the expiration date, the exercise price and the other terms for the exercise thereof. The Terms Agreement will also specify the place of delivery and payment for the Offered Securities and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities.

                 The time and date of delivery and payment of the Firm Securities will be the time and date specified in the Terms Agreement, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery of the Firm Securities (such time and date, being herein and in the Terms Agreement referred to as the "Firm Closing Date"). The time and date of delivery and payment of the Option Securities, if any, will be the time and date specified by the Underwriters as provided in the Terms Agreement, which may be the Firm Closing Date, but shall not be more than seven business days after the exercise of the option nor in any event prior to the Firm Closing Date (such time and date being herein and in the Terms Agreement referred to as the "Option Closing Date"). As used herein and in the Terms Agreement, the term "Closing Date" means, with respect to the Firm Securities, the Firm Closing Date and, with respect to the Option Securities, the Option Closing Date.

                 The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus. The Offered Securities delivered to the Underwriters on the Closing Date will be in such denominations and registered in such names as the Underwriters may request.





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                 4.       Certain Agreements of the Company.  The Company
agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the registration statement relating to the Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered
Securities:

                 (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b).

                 (b) During the time when a prospectus relating to the Offered Securities is required to be delivered under the Act, (i) the Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement, and (ii) the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued and (iii) the Company will advise the Representatives promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose.

                 (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                 (d) The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Act).

                 (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related prospectus, any related preliminary prospectus supplement and the Prospectus and during the time when a prospectus relating to the Offered Securities is required to be delivered under the Act, all amendments and supplements to such documents (other than those solely relating to securities other than





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         the Offered Securities), in each case as soon as available and in such quantities as are reasonably requested.

                 (f) The Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus supplement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing any Agreement among Underwriters, this Agreement, any Terms Agreement, any Certificate of Designations, any Deposit Agreement, any Warrant Agreement, any Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws as provided in Section 4(f), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(1); (iv) any fees charged by securities rating services for rating the Offered Securities; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Offered Securities; (vi) the cost of preparing the Offered Securities and any Common Shares issuable upon conversion or exercise thereof; (vii) the fees and expenses in connection with the listing, if any, of the Offered Securities or any Common Shares issuable upon conversion or exercise thereof; (viii) the fees and expenses of any transfer agent relating to any Common Shares or any Preferred Shares; (ix) the fees and expenses of any Depositary relating to any Depositary Shares; (x) the fees and expenses of any Warrant Agent relating to any Warrants; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that, except as provided in this Section, Section 6 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

                 (g) If and to the extent so provided in the Terms Agreement referred to in Section 3, the Company, for the period therein provided, will not, directly or indirectly, sell, contract to sell or otherwise dispose of certain of its securities as specified in such Terms Agreement.

                 (h) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and





------------------------------

  (1) Include language in italics if warrants are being sold; delete if shares of Common Stock or Preferred Stock are being sold.

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
         will continue such qualifications in effect so long as required for the distribution; provided, however, that in no event shall the Company be required to qualify as a foreign corporation or as a dealer in securities or to take any action that would subject it to general or unlimited service of process in any such jurisdiction.2)

                 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the Firm Closing Date and the Option Securities on the Option Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the written statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                 (a) The Representatives shall have received a letter, dated the Closing Date, of Arthur Andersen & Co., confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                          (i) in their opinion, the financial statements and schedules audited by them and included in the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                          (ii) they have read the unaudited financial statements included in the Prospectus;

                          (iii) available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                  (A)      the unaudited financial statements,
                          if any, included or incorporated by reference in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations and the Exchange Act and the related published rules and regulations thereunder, as applicable, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year; or





------------------------------

(2)   Include paragraph (h) if warrants; delete if Common Stock or Preferred
      Stock.



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                                  (B)      the unaudited capsule information,
                          if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year; or

                                  (C)      at the date of the latest available
                          balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any material change in the consolidated capital stock (other than issuances of capital stock upon exercise of options and director stock grants) or any material increase in consolidated long- term debt of the Company and its subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any material decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or

                                  (D)      for the period from the date of the
                          latest income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated sales, net income or in the ratio of earnings to fixed charges;

                 except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                          (iv) they have carried out specified procedures, as requested by the Underwriters, for the purpose of comparing specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.





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                 (b)      The Prospectus shall have been filed with the
         Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be threatened by the Commission.

                 (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any downgrading in the rating of any senior debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (ii) any suspension or limitation in trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such Exchange; (iii) if the Offered Securities are Common Shares, Preferred Shares which are convertible into Common Shares (or Depositary Shares evidencing such Preferred Shares) or Warrants, any suspension in trading in the Common Shares on the New York Stock Exchange imposed by the New York Stock Exchange or the Commission; (iv) any general banking moratorium declared by Federal or New York authorities; or (v) any outbreak or material escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency is so material and adverse so as to make it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Securities.

                 (d) The Representatives shall have received an opinion, dated the Closing Date, of White & Case, counsel for the Company, to the effect (to the extent applicable to the Offered Securities) that:

                          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                          (ii) The shares of capital stock of the Company outstanding on the Closing Date have been duly authorized, are validly issued, fully paid and non-assessable, and conform in all material respects as to legal matters to the description thereof contained in the Prospectus;

                          (iii) If the Offered Securities are Common Shares, the Common Shares have been duly authorized and validly issued and, when countersigned by the transfer agent therefor, and sold to the Underwriters against payment therefor pursuant to this Agreement and the Terms Agreement, will be validly issued, fully





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
                 paid and non-assessable; and the issuance of such Common Shares is not subject to the preemptive rights of any stockholder of the Company;

                          (iv) If the Offered Securities are Preferred Shares or Depositary Shares, the Preferred Shares have been duly authorized and validly issued and, when countersigned by the transfer agent therefor and, if applicable, when deposited pursuant to the Deposit Agreement against issuance of Depositary Shares and when the Preferred Shares or the Depositary Shares, as the case may be, are sold to the Underwriters against payment therefor pursuant to this Agreement and the Terms Agreement, will be validly issued, fully paid and non-assessable; and the issuance and, if applicable, deposit of such Preferred Shares is not subject to the preemptive rights of any stockholder of the Company;

                          (v) If the Offered Securities are Depositary Shares, the depositary receipts (the "Depositary Receipts"), when issued and delivered pursuant to the Deposit Agreement and this Agreement and the Terms Agreement, will entitle the holders thereof to the rights specified in such Depositary Receipts and in the Deposit Agreement;

                          (vi) If the Offered Securities are Preferred Shares or Depositary Shares, the Certificate of Designations of the Company creating the Preferred Shares has been duly filed with the Secretary of State of Delaware and with all other offices where such filing is required;

                          (vii) If the Offered Securities are Depositary Shares, the Deposit Agreement has been duly authorized, executed and delivered by the Company, and the Deposit Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

                          (viii) If the Offered Securities are Preferred Shares that are convertible into Common Shares, or Depositary Shares evidencing fractions of such Preferred Shares, the Common Shares have been duly authorized and reserved for issuance by the Company upon conversion of the Preferred Shares, and when so issued and countersigned by the transfer agent therefor, will be validly issued, fully paid and non-assessable; and the issuance of such Common Shares will not be subject to the preemptive rights of any stockholder of the Company;

                          (ix) If the Offered Securities are Warrants, the Warrants have been duly authorized, executed and delivered by the Company and, when countersigned by the Warrant Agent and sold to the Underwriters against payment therefor pursuant to this Agreement and the Terms Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally, or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

                          (x) If the Offered Securities are Warrants, the Warrant Agreement has been duly authorized, executed and delivered by the Company, and the Warrant Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

                          (xi) If the Offered Securities are Warrants, the Common Shares have been duly authorized and reserved for issuance by the Company upon exercise of the Offered Securities, and when so issued and countersigned by the transfer agent therefor, will be validly issued, fully paid and non- assessable; and the issuance of such Common Shares will not be subject to the pre-emptive rights of any stockholder of the Company;

                          (xii) The Offered Securities conform in all material respects to the description thereof contained in the Prospectus;

                          (xiii) No consent, approval, authorization or order of, or filing with, any New York State or Federal governmental agency or body or any New York State or Federal court having jurisdiction over the Company or any of its material properties is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), any Warrant Agreement and any Deposit Agreement, except such as have been obtained and made under the Act and such as may be required under state securities or Blue Sky laws (as to which such counsel need express no opinion);

                          (xiv) The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement), any Deposit Agreement and any Warrant Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Restated Certificate of Incorporation or By-Laws of the Company or any statute, rule, regulation or order applicable to the Company or any of its subsidiaries of which such counsel is aware of any federal or New York State governmental agency or body or court having jurisdiction over the Company or any of its material properties (other than those that may be required under the Act and under applicable state securities or Blue Sky laws as to which such counsel need express no opinion) and the Company has full corporate power and authority to authorize,





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
                 issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

                          (xv) The registration statement relating to the Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, appeared on their face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder; nothing has come to such counsel's attention which causes it to believe that such registration statement, as of its effective date, the Registration Statement or the Prospectus, as of the date of the Terms Agreement, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in any of the above-mentioned documents; and

                          (xvi) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

                 (e) The Representatives shall have received an opinion, dated the Closing Date, from Joy E. Hansen, Esq., Vice President and General Counsel of the Company, to the effect that:

                          (i) The Company and Newmont Gold Company have been duly incorporated and are existing corporations in good standing in their state of incorporation and have been duly qualified to do business and are in good standing as foreign corporations in all jurisdictions in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole), and have all power and authority necessary to own their respective properties and conduct the businesses in which they are engaged as described in the Prospectus;

                          (ii) The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement), any Warrant Agreement and any Deposit Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any order, rule or regulation applicable to the Company or any of its subsidiaries of which such counsel is aware of any court or governmental agency or body having jurisdiction over the Company or any of its material properties or, any material agreement or instrument to which the Company or any material subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the Restated Certificate of Incorporation or By-Laws of the Company or any such subsidiary;

                          (iii) Such counsel is not aware of any consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over the Company or any of its material properties that is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), any Warrant Agreement and any Deposit Agreement, except such as may be required under the Act and under state securities or Blue Sky laws (as to which such counsel need express no opinion);

                          (iv) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel needs express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and nothing has come to such counsel's attention which causes it to believe that any of such documents, when such documents were so filed contained an untrue statement of a material fact and omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                          (v) Nothing has come to such counsel's attention which causes it to believe that the registration statement relating to the Securities, as of its effective date, the Registration Statement or the Prospectus, as of the date of the Terms Agreement, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in any of the above-mentioned documents; and

                          (vi) The statements contained in the Company's Annual Reports on Form 10-K under the heading "Item 3. Legal Proceedings", and the statements contained in the Company's Quarterly Reports on Form 10-Q under the heading "Item 1. Legal Proceedings", in each case, which are incorporated or deemed to be incorporated by reference in the Prospectus, insofar as such statements constitute a summary of the legal documents, matters or proceedings referred to therein, fairly present the information called for with respect to such legal documents, matters and proceedings.

                 (f) The Representatives shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the

         Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (g) The Representatives shall have received a certificate, dated the Closing Date, of the Chairman of the Board of Directors, the President and Chief Executive Officer, the Executive Vice President, any Senior Vice President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to their knowledge, shall state that the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

                 6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein; and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus or preliminary prospectus supplement to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold designated securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (as then amended, supplemented or modified).

                 (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                 (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

                 (d) If the indemnification provided for in this Section is unavailable (other than as a result of the provisos contained in subsection
(a)) or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or
(b) above in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

                 7. Default of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Offered Securities which it has agreed to purchase under the Terms Agreement relating to such Offered Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Offered Securities on the terms contained therein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Offered Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Offered Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Offered Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Offered Securities, the Representatives or the Company shall have the right to postpone the Closing Date for the Offered Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this section with like effect as if such person had originally been a party to the Terms Agreement with respect to such Offered Securities.

                 (b) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Offered Securities which remains unpurchased does not exceed one-tenth of the aggregate number of the Offered Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase on the applicable Closing Date the number of Offered Securities which such Underwriter agreed to purchase under the Terms Agreement relating to such Offered Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Securities which such Underwriter agreed to purchase under such Terms Agreement) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                 (c) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate amount of Offered Securities which remains unpurchased exceeds one-tenth of the aggregate amount of the Offered Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Offered Securities of a defaulting Underwriter or Underwriters, then the Terms Agreement relating to such Offered Securities (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase, and of the Company to sell, the Option Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in
Section 4(g) and the indemnity and contribution agreements in Section 6; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                 8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(g) and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason, other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (ii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, but the Company shall be under no further liability to any Underwriter except as provided in Section 6.

                 9. Notices. All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by first class mail, telex, or facsimile transmission (confirmed in writing by overnight courier sent on the day of such facsimile transmission) to the address of the Representatives as set forth in the Terms Agreement; and if to the Company shall be sufficient in all respects if delivered or sent by first class mail, telex, or facsimile transmission (confirmed in writing by overnight courier sent on the day of such facsimile transmission) to the address of the Company set forth in the Registration Statement, Attention: Secretary.

                 10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will acquire or have any right or obligation hereunder or by virtue of this Agreement. No purchaser of any of the Offered Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                 11. Representatives. In all dealings under any Terms Agreement and hereunder, the Representatives, if any, shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any underwriter made or given by the Representatives.

                 12. Time of Essence. Time shall be of the essence of each Terms Agreement. As used herein the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                 13. GOVERNING LAW. THIS AGREEMENT AND EACH TERMS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 14. Counterparts. This Agreement and each Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                 If the foregoing is in accordance with your understanding, please sign and return three counterparts hereof.

                 Very truly yours,

                 NEWMONT MINING CORPORATION

                 By
                   ------------------------
                   Name:
                   Title:

Accepted as of the date hereof:

[Names of Underwriters]

By:      [Representatives]

By:
   -----------------------------
   Name:
   Title:

On behalf of each of the Underwriters

                                                                      SCHEDULE I


                           NEWMONT MINING CORPORATION

                               EQUITY SECURITIES

                                TERMS AGREEMENT

                                                                _________, ____

[Names and Addresses of
  Representatives]

Dear Sirs:

                 Newmont Mining Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated _________ __, ____ (the "Underwriting Agreement"), between the Company on the one hand and __________________, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the securities specified in Schedule II hereto (the "Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that, if this Terms Agreement and the Underwriting Agreement are dated different dates, each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented relating to the Securities which are the subject of the Terms Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of Securities are set forth in Schedule II hereto.

                 Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at a purchase price to the Underwriters set forth in Schedule II hereto, the amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.

                 [Subject to the terms and conditions set forth herein and in the Terms Agreement, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase in the aggregate up to the number of Option Securities set forth on Schedule II at the same purchase

                                                                      Schedule I
                                                                          Page 2


price as shall be applicable to the Firm Securities. The option hereby granted will expire __ days after the date hereof and may be exercised, in whole or in part at one time, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Securities. Such option may be exercised upon written notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the Option Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Option Securities as to which the option is exercised shall be purchased by each Underwriter, severally and not jointly, in the proportion that the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Securities, subject to such adjustments as you, in your discretion, shall make to eliminate any sales or purchases of fractional Offered Securities. No Option Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.
The right to purchase the Option Securities or any portion thereof may be surrendered and terminated at any time before the exercise thereof upon written notice by the Representatives to the Company.]

                 If the foregoing is in accordance with your understanding, please sign and return to us _______ counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. [It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be supplied to the Company upon request.]

                                           Very truly yours,

                                           NEWMONT MINING CORPORATION

                                           By
                                             -----------------------------------
                                             Name:
                                             Title:

Accepted as of the date hereof:

By:
   -----------------------------------

On behalf of each of the Underwriters

                                                                     SCHEDULE  I





                                                              Amount of
                                                           Firm Securities
                          Underwriter                      to be Purchaser
                          -----------                      ---------------

                                                           ----------------



Total . . . . . . . . . . . . . . . . . . . . . . . . .
                                                           ================

                                                                     SCHEDULE II


TITLE OF SECURITIES:

AGGREGATE NUMBER OF FIRM SECURITIES:

AGGREGATE NUMBER OF OPTION SECURITIES:

PRICE TO PUBLIC:

                 $___________

PURCHASE PRICE BY UNDERWRITERS:

                 $___________

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

                 [New York] Clearing House funds

IF THE SECURITIES ARE PREFERRED SHARES OR DEPOSITARY SHARES EVIDENCING FRACTIONS OF PREFERRED SHARES, THE TERMS OF SUCH PREFERRED SHARES ARE AS
FOLLOWS:

                 Designation:

                 Date of Certificate of Designations:

                 Dividend Rate or Amount:

                 [$___ per share per annum] [specify other method of calculation]

                 [Dividends are noncumulative.] [Dividends are cumulative from [specify date].]

                 Dividend Payment Dates:

                 [months and dates], commencing [date]

                 Conversion Rights:

                 [The Securities are not convertible.]

                 [The Securities will be [subject to mandatory conversion] [convertible [at the option of the holder thereof] [at the option of the Company]] into shares of Common Stock of the Company [Describe conversion provisions, including the conversion price and adjustments thereto.]]

                 Ranking:

                 [The Securities will rank senior with respect to the payment of dividends and the distribution of assets upon liquidation to any shares of the Company's Series A

                                                                     Schedule II
                                                                          Page 2


                 Junior Participating Preferred Stock and any series of Preferred Stock which by its terms is expressly made junior to the Securities. The Securities will rank on a parity with respect to the payment of dividends and the distribution of assets upon liquidation with any other series of Preferred Stock.]

                 [The Securities will rank on a parity with respect to the payment of dividends and the distribution of assets upon liquidation to any shares of the Company's Series A Junior Participating Preferred Stock and any series of Preferred Stock which by its terms is expressly made junior to any other series of Preferred Stock. The Securities will rank junior with respect to the payment of dividends and the distribution of assets upon liquidation with any other series of Preferred Stock.]

                 Liquidation Rights:

                 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Securities will be entitled to receive out of the assets of the Company available for distribution to stockholders $______ per share in cash plus accrued and unpaid dividends before any distribution is made to the holders of the Common Stock or any other stock of the Company ranking junior to the Securities as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company.

                 Redemption Provisions:

                 [No provisions for redemption]

                 [The Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company [on or after _________, _________ at the following redemption prices: If [redeemed on or before _________, $___, and if] redeemed during the 12-month period beginning ___________,

                 Year                  Redemption                 Price

                 and thereafter at $___ per share, together in each case with accrued and unpaid dividends to the redemption date]

                 [on any dividend payment date falling on or after ____________, ___________, at the election of the Company, at a redemption price equal to the $___, plus accrued and unpaid dividends to the date of redemption].

                 [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

                 Sinking Fund Provisions:

                 [No sinking fund provisions]

                                                                     Schedule II
                                                                          Page 3


                 [The Securities are entitled to the benefit of a sinking fund to retire _____ shares on ______ in each of the years _____ through ____ at $___ per share plus accrued and unpaid dividends] [, together with [cumulative] [non-cumulative] redemptions at the option of the Company to retire an additional _____ shares in the years ____ through ____ at $___ per share plus accrued and unpaid dividends.]

                 Voting Right Provisions:

                 [No voting rights except as specified in the Company's Restated Certificate of Incorporation.]

                 [In addition to the voting rights specified in the Company's Restated Certificate of Incorporation, the Securities [specify voting rights].]

IF THE SECURITIES ARE DEPOSITARY SHARES, SPECIFY THE FOLLOWING:

                 Depositary:

                 Deposit Agreement:

                 Deposit Agreement dated as of ________, _____, between the Company and the Depositary.

                 Terms of Deposit:

                 Each Depositary Share will represent ___ of [one] share of the Preferred Shares described above. [Insert of other relevant terms.]

IF THE SECURITIES ARE WARRANTS, THE TERMS THEREOF ARE AS FOLLOWS:

                 Warrant Agent:

                 Warrant Agreement:

                 Warrant Agreement dated as of ___________, ____, between the Company and the Warrant Agent.

                 Exercise Price:

                 $_____ per share, subject to adjustment as provided in the Warrant Agreement.

                 Expiration Date:

                 Terms of Exercise:

                 [The Warrants may be exercised at any time [on or after ________] and prior to the close of business on the Expiration Date.]

                                                                     Schedule II
                                                                          Page 4


FIRM CLOSING DATE:

                 [Time and date], ____

CLOSING LOCATION:

BLACK OUT PERIOD:

                 [None]

         [For a period beginning at the time of execution of the Terms Agreement and ending 90 days thereafter, [the Company will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of Common Shares or securities representing, convertible into or exchangeable for, or any rights to purchase or acquire, Common Shares, other than (1) pursuant to its employee stock option and restricted stock plans or its directors' stock plan, each as in effect at the time of execution of the Terms Agreement, (2) pursuant arrangements made with respect to any person who becomes an employee of the Company, or (3) pursuant to the Junior Preferred Rights] [the Company will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of Preferred Shares, Depositary Shares or securities representing, convertible into or exchangeable for, or any rights to purchase or acquire, Preferred Shares or Depositary Shares, other than pursuant to the Junior Preferred Rights.]]

                 [Insert terms, if other than as above]

NAMES AND ADDRESSES OF REPRESENTATIVES:

ADDRESS FOR NOTICES, ETC.:

[OTHER TERMS](3)





------------------------------

(3) A description of particular tax, accounting or other unusual features of the Securities should be set forth, or referenced to an attached and accompanying description, if necessary to the issuer's understanding of the transaction contemplated. Such a description might appropriately be in the form in which such features will be described in the Prospectus for the offering.